Exhibit 16.1
[LETTERHEAD OF GOLDSTEIN GOLUB KESSLER LLP]
March 12, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
Re:	ChinaCast Education Corporation File Ref No: 000-50550
Ladies and Gentlemen:
We have read the statements made by ChinaCast Education Corporation in Item 4.01(a) of the accompanying Form 8-K/A, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Very truly yours,

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP